The Board of Directors
Regency Realty Corporation:

     We consent to the incorporation by reference in the registration statements, (No. 33-86886, No. 333-930, No. 333-2546, No. 333-31077 No.
333-37911,  No.  333-52089)  on Form S-3 and (No.  333-24971)  on Form  S-8,  of
Regency Realty Corporation of our report dated September 9, 1998 with respect to the Statement of Revenues and Certain Expenses of Pike Creek Shopping Center for the year ended December 31, 1997 which report appears in the Form 8-K of Regency Realty Corporation dated October 7, 1998.

                                                   KPMG PEAT MARWICK LLP



October 7, 1998
Jacksonville, Florida